EXHIBIT 21.1



                                 SUBSIDIARIES OF
                               ORTHALLIANCE, INC.


                                                                  State of
Name                                                              Incorporation
----                                                              -------------
Amley Asset Subsidiary, Inc.                                            FL
Arkle Assets Subsidiary, Inc.                                           NC
Asset Subsidiary, Inc.                                                  WA
Bevans Asset Subsidiary, Inc.                                           AR
Brenkert Asset Subsidiary, Inc.                                         CO
Burckhardt Asset Subsidiary, Inc.                                       MN
Crawford Asset Subsidiary, Inc.                                         GA
Crum Asset Subsidiary, Inc.                                             AZ
Dormois Asset Subsidiary, Inc.                                          TN
Engst Asset Subsidiary, Inc.                                            WA
Halliburton Asset Subsidiary, Inc.                                      TN
Horvath Asset Subsidiary, Inc.                                          GA
Jayne Asset Subsidiary, Inc.                                            AL
Lam Asset Subsidiary, Inc.                                              AZ
Loeffler Asset Subsidiary, Inc.                                         CA
Lorentz Asset Subsidiary, Inc.                                          MS
Mitchell Asset Subsidiary, Inc.                                         GA
OA Equipment, Inc.                                                      IN
Only Orthodontics of South Miami, Inc.                                  FL
Pence Asset Subsidiary, Inc.                                            IN
Pickron Asset Subsidiary, Inc.                                          GA
Robson Asset Subsidiary, Inc.                                           CA
Sharp Asset Subsidiary, Inc.                                            CA
Silver Asset Subsidiary, Inc.                                           GA
Smernoff Asset Subsidiary, Inc.                                         VA
Starr Asset Subsidiary, Inc.                                            MD
Yaffey Asset Subsidiary, Inc.                                           FL
Yurfest Asset Subsidiary, Inc.                                          GA

OrthAlliance Finance, Inc.                                              DE
PedoAlliance, Inc.                                                      DE